EXHIBIT 99.1

FLIR Systems to Realign Operating Segment Structure

Consolidation of Segments to Enable Operational Efficiencies and Increased Growth

WILSONVILLE, Ore., Aug. 30, 2017 (GLOBE NEWSWIRE) -- FLIR Systems, Inc. (NASDAQ:FLIR) today announced that it will realign its business operations into three principle business units: Government and Defense, Industrial, and Commercial. With this consolidation, FLIR intends to reduce complexity, realize greater operating synergies, and enhance management focus. FLIR expects to report its financial results in accordance with this new operating structure beginning with its first quarter 2018 operating results.

FLIR’s new business units (BU) will operate as follows:

  Government and Defense: will consist of the current Surveillance and Detection segments, excluding the Outdoor and Tactical Systems (OTS) business. The Government and Defense BU will be led by FLIR President and CEO, Jim Cannon, until a permanent President is appointed.
  Industrial: will consist of the current Instruments and OEM and Emerging segments, excluding the Intelligent Traffic Systems (ITS) business. Frank Pennisi, who joined FLIR in 2017 as Vice President and General Manager of the OEM and Emerging operating segment, will serve as President of the Industrial BU.
  Commercial: will consist of the current Maritime and Security segments, along with the ITS and OTS businesses.  Travis Merrill, currently FLIR’s Senior Vice President and Chief Marketing Officer, will serve as President of the Commercial BU.

“Streamlining our operations will enable growth and enhanced value creation across all of our businesses,” said Jim Cannon, President and CEO of FLIR. “I’ve spoken about my intent for us to fuel, feed, or focus various businesses in our portfolio and this realignment will enable and accelerate that pursuit.”

FLIR has scheduled a conference call on Tuesday, September 5th, at 9:00 A.M. ET (6:00 A.M. PT) to discuss the realignment. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events & Presentations section of the FLIR Investor Relations web page at www.FLIR.com/investor.

With this realignment, Tom Surran, Senior Vice President and Chief Operating Officer, has announced his resignation, effective September 30, 2017.

"Since joining FLIR in 2004 through our acquisition of Indigo Systems, Tom has had an outsized impact on virtually all facets of the company’s operations and I would like to thank him for his extraordinary contributions to FLIR,” said Jim Cannon. “Although FLIR will undoubtedly miss Tom’s deep experience and leadership, we respect his decision to pursue other opportunities and wish him well in his future endeavors."

About FLIR Systems, Inc.
Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,500 employees, FLIR’s vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Forward-Looking Statements
The statements in this release regarding FLIR’s intentions and the potential impact of its planned reorganization on the future operations and profitability of the business and other statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance, actions or events and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including risks and uncertainties discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com